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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12
VERSANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 1, 2003

To Our Shareholders:

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Versant Corporation to be held at Versant's executive offices at 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, July 30, 2003, at 10 a.m. Pacific Time.

        The matters expected to be acted upon at the meeting are described in detail in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

        It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,
/s/ NICK ORDON
Nick Ordon President and Chief Executive Officer

VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 30, 2003

To Our Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Versant Corporation (the "Company") will be held at the Company's executive offices at 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, July 30, 2003, at 10 a.m. Pacific Time for the following purposes:

  1.
  To elect eight (8) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

Uday Bellary Sateesh Lele Daniel Roberts	William Henry Delevati Nick Ordon Bernhard Woebker	Ajay Jain Shyam Rangole
  2.
  To amend our Articles of Incorporation to increase the number of authorized shares of Common Stock by an additional 15 million shares, from 30 million to a total of 45 million shares.

  3.
  To approve amendments to the Company's 1996 Directors Stock Option Plan to:

    •
    increase the number of shares of Common Stock reserved for issuance under the plan from 275,000 to 525,000 shares, an increase of 250,000 shares.

    •
    increase the size of the initial option grants to directors from 20,000 to 40,000 shares.

    •
    increase the size of succeeding option grants to directors from 10,000 to 20,000 shares.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 21, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ NICK ORDON
Nick Ordon President and Chief Executive Officer
Fremont, California July 1, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555

PROXY STATEMENT

July 1, 2003

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of the Meeting

        The accompanying Proxy is solicited on behalf of the Board of Directors (the "Board") of Versant Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's executive offices, located at 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, July 30, 2003, at 10 a.m. Pacific Time (the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first mailed or delivered to shareholders on or about July 1, 2003. The Company's 2002 Report on Form 10-K is enclosed with this Proxy Statement.

Record Date, Outstanding Shares and Quorum

        Holders of record of the Company's Common Stock and Series A Preferred Stock at the close of business on June 21, 2003 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 14,899,011 shares of Common Stock outstanding and entitled to vote and 1,313,743 shares of Series A Preferred Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date (Common Stock and Series A Preferred Stock together) will constitute a quorum for the transaction of business.

        Holders of Common Stock are entitled to one vote for each share held as of the Record Date and holders of Series A Preferred Stock are entitled to one vote for each share held as of the Record Date; except that, in the election of directors, each shareholder has cumulative voting rights and therefore is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected (eight). A shareholder may cast these votes all for a single candidate or may distribute the votes on the same principle among any or all of the candidates as the shareholder sees fit. No shareholder will be entitled to cumulate votes for any candidate however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting, prior to the voting, of an intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board if any shareholder gives notice of such shareholder's intention to exercise the right to cumulative voting as described above. In that event, the holders of Proxies solicited by this Proxy Statement may allocate the votes represented by Proxies held by such holders among the nominees of the Board as determined in the Proxy holders' sole discretion and the Board will instruct the Proxy holders to vote all shares represented by Proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board that may be elected with the votes held by the Proxy holders.

        In the event that a broker, bank, custodian, nominee or other record holder of the Company's Common Stock or Series A Preferred Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

        Directors will be elected by a plurality of the votes of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting that are voted on the election of directors. Approval of Proposal 2 (regarding amendment of the Company's Articles of Incorporation) requires the affirmative vote of both a majority of the outstanding shares of Common Stock entitled to vote and a majority of all the outstanding shares (both Common Stock and Series A Preferred Stock) entitled to vote. Approval of Proposal 3 (regarding amendment of the 1996 Directors Stock Option Plan) requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting that are voted "FOR" or "AGAINST" the proposal AND the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote "FOR" or "AGAINST" Proposal No. 2 or 3. All votes will be tabulated by the inspector of elections appointed for the Meeting. Each of the Company's proposals requires that a quorum be present at the Meeting.

Solicitation and Voting of Proxies

        Unless otherwise instructed, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board and "FOR" Proposals Nos. 2 and 3 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Meeting (including any proposal to adjourn the Meeting).

        In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Meeting and entitled to vote.

        The expenses of soliciting Proxies will be paid by the Company. Following the original mailing of the Proxy Statement, the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares of Common Stock or Series A Preferred Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

Revocation of Proxies

        Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees

        At the Meeting, shareholders will elect eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal. Shares represented by the accompanying Proxy will be voted for the election of the eight nominees (recommended by the Board) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting that are voted on the election of directors. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

        The following table sets forth certain information concerning the nominees, which is based on data furnished by them.

Name of Nominee	Age	Principal Occupation	Director Since
Uday Bellary	48	Senior Vice President, Finance & Administration and Chief Financial Officer, Metro Optix, Inc.	N/A
William Henry Delevati(1)(2)	54	Consultant	1999
Ajay Jain	35	President, Real-Time Solutions of the Company	2003
Sateesh Lele	60	Consultant	2003
Nick Ordon	55	President and Chief Executive Officer of the Company	1998
Shyam Rangole(1)(3)	63	Consultant	2000
Daniel Roberts(1)(2)(3)	52	Executive Vice President of Business Operations and Chief Information Officer, the PMI Group Inc.	2001
Bernhard Woebker	53	Consultant	1999

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        Uday Bellary is the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a provider of optical networking equipment that recently announced its intention to cease operations. He has served in these positions since February 2000. From September 1997 to October 1999 he served as Vice President of Finance and Chief Financial Officer of MMC Networks, Inc., a publicly traded manufacturer of data networking processors that was acquired in October 2000 by Applied Micro Circuits Corporation. Between February 1997 and September 1997, Mr. Bellary was Vice President, Finance & Administration and Chief Financial Officer of DTM Corporation, a manufacturer of computer-driven laser systems for industrial prototyping. Previous to that he held various positions at Cirrus Logic, Inc., a semiconductor company, most recently as Director of Finance, and prior to that he served in various roles in the international finance, accounting and audit departments of Intel Corporation, a semiconductor company. Mr. Bellary holds a B.S. degree in Finance, Accounting and Economics from Karnatak University, India and a DMA degree in Finance

Management and Managerial Accounting from the University of Bombay, India. He is a Certified Public Accountant in the U.S. and a Chartered Accountant in India.

        William Henry Delevati has served as a director of the Company since October 1999 and is currently a member of the Audit Committee and Compensation Committee of the Board of Directors. Since April 2000, Mr. Delevati has served as a consultant to various companies located in the Silicon Valley area. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Technology, an automated call device company. From November 1995 to April 1999, Mr. Delevati served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Operations Research in 1974 from Arizona State University.

        Ajay Jain has served as President of the Company's recently created Real-Time Solutions business unit since November 2002. Between December 2000 and November 2002, Mr. Jain was President and Chief Executive Officer of Mokume Software, a developer of planning and process management software for the manufacturing industry he co-founded and which the Company acquired in November 2002. Between January 2001 and February 2002, Mr. Jain also provided services as an independent consultant to Systems America, Inc., a privately held company involved in the enterprise application integration and e-business consulting sectors. Between August 1999 and November 2000, Mr. Jain was President and Chief Executive Officer of Qdecor.com, a 3D software company for home décor products, which was acquired by Design Labs in 2000. Between August 1997 and August 1999 Mr. Jain was Director, Worldwide Information Technology & Applications at Clarify Corporation, a customer relationship management software company which was acquired by Nortel Networks in 1999. From 1995 to 1997, Mr. Jain served as Senior Manager of Database Architecture Group at Netscape Communications. Prior to 1995, Mr. Jain worked in several engineering roles at Quantum Corporation and Cadence Design Systems. Mr. Jain holds a Masters degree in Business Administration from Santa Clara University, a Masters of Science degree in Computer and Information Science from Clarkson University and a Bachelors of Science degree in Mathematics and Economics from Delhi University, India.

        Sateesh Lele has served as a director of the Company since February 2003. Mr. Lele is currently Vice President Information Technology and Chief Information Officer of Built-To-Order, Inc., a privately-held company engaged in developing and marketing customized automobiles and has been served in that capacity since October 2002. Between June 2001 and February 2002, Mr. Lele was the Chief Executive Officer of Systems America India Ltd., a privately held company providing products and services in the enterprise application integration and e-business consulting sectors. Between August 2000 and March 2001, Mr. Lele served as Vice President and Chief Information Officer of Frito-Lay, Inc., a PepsiCo company. Between March 1999 and August 2000, Mr. Lele served as Senior Vice President, Global CIO and Member of the Executive Committee of Avon Products, a publicly-held cosmetics company. Between November 1997 and March 1999, Mr. Lele served as the CIO and member of the board of directors of General Motors, Europe. Mr. Lele earned a Bachelor of Arts degree in Mechanical Engineering from Durham University, UK and a Masters of Science in Manufacturing and Information Systems from London University. He earned his Masters Degree in Business Administration from Dayton University. Mr. Lele has also completed an Executive Program in Managing Hi Tech Growth at Stanford University.

        Nick Ordon has served as President, Chief Executive Officer and a director of the Company since he joined the Company in January 1998. From July 1996 to December 1997, Mr. Ordon was Vice President and General Manager of Messaging at Lotus Development Corporation, a software development company and wholly-owned subsidiary of International Business Machines Corporation. From August 1994 to July 1996, he was Vice President and General Manager of the Commercial Business Unit of Lockheed Martin Corporation, an aerospace products company. From January 1993 to August 1994, Mr. Ordon served as General Manager, NetWare Operations with Hewlett-Packard Company. Mr. Ordon received both a Bachelor and Masters of Science degree in Aerospace Engineering from the University of Colorado in 1970 and 1971, respectively, and a Masters of Business Administration degree in Finance and Operations from Syracuse University in 1980.

        Shyam Rangole has served as a director of the Company since October 2000 and is currently a member of the Audit Committee and the Nominating Committee of the Board of Directors. Since July 2001, Mr. Rangole has been a consultant to various information technology companies. From 1996 until June 2001, he was Vice President of Information Technology of Sun Microsystems, Inc. From 1987 to 1996, he held various management positions with Sun, including Director of IT Operations and Vice President of Information Technology for the SunSoft, Corporate Resources, Network Storage and Vendor Relations and Sourcing groups. Mr. Rangole received a Bachelor of Science degree in Mechanical Engineering in 1961 from Nagpur University, India and a Masters of Science degree in Industrial Engineering and Operations Research in 1970 from the University of Oklahoma.

        Daniel Roberts has served as a director of the Company since July 2001 and is currently a member of the Audit, Compensation and Nominating Committees of the Board of Directors. Since March 2000, he has been Executive Vice President of Business Operations and Chief Information Officer of the PMI Group Inc., a private mortgage guaranty insurance company, and between December 1997 and March 2000 he was its Senior Vice President and Chief Information Officer. From 1994 to 1997, Mr. Roberts served as Vice President and Chief Information Officer for St. Joseph Health System, a California not-for-profit health care system. From 1990 through 1994, Mr. Roberts served as Vice President and Chief Information Officer for Catholic Healthcare West, a health care system comprised of hospitals and medical practice groups. From 1984 until 1990, Mr. Roberts held the position of Regional Managing Partner in the Information Technology Group of Deloitte & Touche, an accounting and consulting firm. Mr. Roberts received a Bachelor of Arts degree in Mathematics and a Master of Arts in Quantitative Methods from the University of California, Los Angeles in 1971 and 1973, respectively.

        Bernhard Woebker has served as a director of the Company since June 1999. Since late 1999, Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company's Vice President and General Manager Europe. From 1994 to March 1997, he was President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe that was acquired by the Company in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp./Europe and as Vice President, NeXT Computer, Inc./Europe. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover in 1973. There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

Board of Directors Meetings and Committees

        During fiscal 2002, the Board met five times, including telephone conference meetings, and took two actions by written consent. Standing committees of the Board include an Audit Committee and a Compensation Committee. Effective February 2003, the Board also created a Nominating Committee.

        Audit Committee.    Messrs. Delevati, Rangole and Roberts are currently the members of the Audit Committee. During fiscal 2002, Messrs. Delevati, Rangole and Roberts served on the Audit Committee for the entire fiscal year. Each member of the Audit Committee is an "independent director" within the meaning of Marketplace Rule 4200(a)(14) of the National Association of Securities Dealers. The Audit Committee met five times and took no actions by written consent during fiscal 2002. The principal responsibilities of the Audit Committee include:

  •
  monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control conducted by the Company's independent auditors and the Company's financial and senior management;

  •
  reviewing and evaluating the independence and performance of the Company's independent auditors; and

  •
  facilitating communication among the Company's independent auditors, the Company's financial and senior management and the Board.

        The charter of the Audit Committee is attached as Exhibit A to this Proxy Statement.

        Compensation Committee.    Messrs. Delevati and Roberts, are currently the members of the Compensation Committee. Mr. Delevati has served in this capacity for the entire fiscal year. Mr. Roberts has served in this capacity since May 2002. The Compensation Committee met two times and took one action by written consent during fiscal 2002. The Compensation Committee is responsible for:

  •
  reviewing and submitting to the Board for approval major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and amendments thereto;

  •
  administering the Company's 1996 Equity Incentive Plan and approving option grants pursuant thereto;

  •
  administering the Company's 1996 Employee Stock Purchase Plan;

  •
  reviewing and approving for submission to the Board the election of corporate officers and the designation of officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  reviewing the performance of corporate officers and reviewing and approving their compensation, including salary, bonus awards and major perquisites;

  •
  reviewing and approving compensation ranges for non-officer employees;

  •
  reviewing significant changes to the structure of the Company's organization; and

  •
  preparing a report to shareholders on compensation policy for inclusion in the Company's proxy statement, if applicable.

        Nominating Committee.    Messrs. Rangole and Roberts are the current members of the Nominating Committee. The Nominating Committee was not formed until February 2003, and accordingly it did not meet in fiscal 2002. The Nominating Committee is responsible for:

  •
  overseeing the evaluation of the Board and its committees;

  •
  making recommendations regarding the structure and composition of the Board and its committees; and

  •
  identifying, considering and recommending candidates for membership on the Board.

        During fiscal 2002, all directors except Mr. Rangole attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Director Compensation

        Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board; except that if Mr. Bellary is elected to the Board, it is anticipated that he will serve on the Audit Committee and receive a cash fee (initially $1,875) for each regularly scheduled Audit Committee meeting he attends.

        Directors who are not employees of the Company are entitled to participate in the 1996 Directors Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to provide incentive for members of the Board who are not also employees of the Company or any parent, subsidiary or affiliate of the Company by providing such persons with an opportunity to purchase shares of Common Stock of the Company. The Directors Plan provides for each non-employee director to receive an option to purchase 20,000 shares of the Company's Common Stock upon initially joining the Board and an additional option to purchase 10,000 shares of the Company's Common Stock each year on the anniversary of the initial grant to such non-employee director, as long as the director continues to serve on the Board. If Proposal No. 3 is approved, such amounts will be increased such that a non-employee director will receive an option to purchase 40,000 shares of the Company's Common Stock upon initially joining the Board and an additional option to purchase 20,000 shares of the Company's Common Stock each year on the anniversary of the initial grant to such non-employee director, so long as the director continues to serve on the Board. Each option granted to an eligible director vests as to 50% of the shares granted on each of the first two successive anniversaries of the grant date.

        During fiscal 2002, the following option grants were made to the Company's directors pursuant to the Directors Plan.

Non-Employee Director	Date of Grant	Type of Grant	Number of Shares	Exercise Price Per Share
Daniel Roberts	07/19/2002	Succeeding	10,000	$0.70
Bernhard Woebker	07/19/2002	Succeeding	10,000	0.70
Shyam Rangole	10/18/2002	Succeeding	10,000	0.54
William Henry Delevati	10/21/2002	Succeeding	10,000	0.42

        Grants under the Directors Plan vest 50% on each of the two anniversaries following the date of grant so long as the recipients of such grants continue to serve as directors or consultants to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2—APPROVAL OF
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

        On May 21, 2003 the Board approved an amendment to our Articles of Incorporation, subject to shareholder approval, to increase the number of our authorized shares of Common Stock by 15 million shares, from 30 million to 45 million shares.

        The Company currently has 30 million shares of authorized Common Stock. We are now asking the shareholders to approve the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock by 15 million shares. As of June 21, 2003, 24,433,717 of the 30 million authorized shares of Common Stock had been used or reserved for use as follows:

  •
  14,899,011 shares were issued and outstanding;

  •
  5,122,308 shares were reserved for issuance upon exercise of outstanding stock options and warrants;

  •
  1,784,912 shares were reserved for future grants under equity incentive and stock purchase plans; and

  •
  2,627,486 shares were reserved for issuance upon the conversion of our outstanding Series A Preferred Stock.

        Therefore, there were 5,566,283 shares remaining unused and unreserved as of June 21, 2003.

        Under the proposed amendment to the Articles of Incorporation, the additional shares of Common Stock would be available for issuance without further shareholder action, unless such action is otherwise required by California law or the rules of The Nasdaq Stock Market or any stock exchange on which the Common Stock may then be listed or quoted. Such shares could be issued directly by the Company, or could be reserved for issuance and then issued pursuant to the exercise of warrants or options, or conversion of preferred stock, that could be granted or issued by the Company in the future. The additional authorized shares would be part of the existing class of Common Stock and would not affect the terms of the outstanding Common Stock or the rights of the holders of Common Stock. Current shareholders will not have automatic rights to purchase any of the additional authorized shares. Any future issuance of additional authorized shares of Common Stock will decrease the existing shareholders' percentage equity ownership in the Company. The Company has no current arrangements, understandings or plans to issue a material amount of shares of Common Stock.

        This increase of 15 million shares will give the Company greater flexibility for possible financings and/or mergers and acquisitions. Without such increase it is possible that the Company would need to obtain shareholder approval in connection with a transaction when it would not otherwise be obligated to, thereby delaying, perhaps substantially, or even causing the loss of, the transaction. Although the Company does not have any current plans, proposals or arrangements, written or otherwise, to engage in any such transaction, the Company continues to actively explore various business opportunities.

        Although the proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, shareholders should be aware that one of the effects of the amendment may be to facilitate future efforts by the Company to deter or prevent changes in, or removal of, management or changes in control of the Company. This could include changes in control that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares of the Company over then-current market prices or benefit in some other manner. The potential effects of the proposal described in this paragraph are not part of the reason the Board is recommending this proposal, and we are not aware of any effort to accumulate the Company's securities or obtain control of the Company through a tender offer, proxy contest or otherwise.

THE BOARD RECOMMENDS A VOTE FOR AMENDING OUR ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF OUR AUTHORIZED COMMON STOCK.

PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO THE COMPANY'S
1996 DIRECTORS STOCK OPTION PLAN

        Shareholders are being asked to approve amendments to the Directors Plan, approved by the Board on February 19, 2003 and on May 21, 2003, to:

  •
  increase the number of shares of Common Stock authorized and reserved for issuance under the Directors Plan by 250,000 shares, from 275,000 shares to 525,000 shares;

  •
  increase the initial option grant, which is granted to each member of the Board who is not an employee of the Company or any parent, subsidiary or affiliate of the Company (an "Outside Director") automatically upon commencement of service as a director (the "Initial Grant"), by 20,000 shares, from 20,000 to 40,000 shares; and

  •
  increase succeeding option grants, which are automatically granted to each Outside Director upon the anniversary of their initial option grant under the Directors Plan (a "Succeeding Grant"), by 10,000 shares, from 10,000 to 20,000 shares.

        The purpose of the Directors Plan is to enhance the Company's ability to attract and retain highly qualified Outside Directors through the use of equity incentives. The Board believes that the Directors Plan plays an important role in the Company's efforts to attract and retain Outside Directors. The Board believes that adding shares to the Directors Plan and increasing the size of Initial Grants and Succeeding Grants to directors is in the best interests of the Company because it believes it will help enable the Company to provide equity participation to attract and retain Outside Directors of outstanding ability.

        In this regard the Company notes that recent legislation and stock exchange requirements have increased the obligations and time commitment of directors to public companies such as the Company. Additionally, the increase in the number of Outside Directors on the Company's Board has also contributed to the need to increase the size of the Directors Plan.

        Set forth below is a summary of the principal features of the Directors Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Directors Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Directors Plan. Any such request should be directed as follows: Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, CA 94555, telephone number (510) 789-1500; facsimile (510) 789-1550.

Directors Plan History

        The Directors Plan was adopted by the Board in May 1996, at which time the Board reserved 75,000 shares of the Company's Common Stock for issuance thereunder. The Directors Plan was first approved by the shareholders in June 1996. In April 1997, the Board approved an amendment to the Directors Plan increasing the number of shares authorized and reserved for issuance thereunder from 75,000 shares to 125,000, and the shareholders approved this amendment in June 1997. In January 2001, the Board approved an amendment to the Directors Plan to (i) increase the number of shares of Common Stock authorized and reserved for issuance under the Directors Plan by 100,000 shares, from 125,000 to 225,000 shares, (ii) increase the size of Initial Grants under the Directors Plan by 10,000 shares to 20,000 shares, and (iii) increase the size of Succeeding Grants under the Directors Plan by 5,000 shares to 10,000 shares. The shareholders approved this amendment in June 2001. In February 2002, the Board approved an amendment to the Directors Plan to increase the number of shares authorized and reserved for issuance thereunder from 225,000 to 275,000 shares. This amendment was approved by the shareholders in June 2002. As mentioned above, on February 19, 2003 and on May 21, 2003, the Board approved amendments to the Directors Plan to (i) increase the number of shares of Common Stock authorized and reserved for issuance under the Directors Plan by

250,000 shares, from 275,000 to 525,000 shares, (ii) increase the size of Initial Grants under the Directors Plan by 20,000 shares, to 40,000 shares and (iii) increase the size of Succeeding Grants under the Directors Plan by 10,000 shares, to 20,000 shares.

Number of Shares

        The maximum number of shares that currently may be issued pursuant to options granted under the Directors Plan is 275,000 shares. If the Company's shareholders approve this proposal, the maximum number of shares that may be issued pursuant to options granted under the Directors Plan will be 525,000 shares.

Administration

        The Directors Plan is administered by the Board. The Board's interpretation of any provision of the Directors Plan or any option granted thereunder shall be final and binding upon the Company and all persons having an interest in any such option or any shares purchased pursuant to such an option. The members of the Board do not receive any compensation for administering the Directors Plan. The Company bears all expenses in connection with administration of the Directors Plan.

Eligibility

        Only Outside Directors may be granted options under the Directors Plan.

Award Formulas

        Currently each eligible director who becomes a member of the Board is automatically granted an option to purchase 20,000 shares of Common Stock upon joining the Board. In addition, each eligible director is automatically granted an option to purchase 10,000 shares of the Company's Common Stock on each anniversary date of such director's initial option grant under the Directors Plan, if such director has served continuously as a member of the Board since the date such director was first granted an option under the Directors Plan. If the proposed amendments are approved by the shareholders, each director who becomes a member of the Board will automatically be granted an option to purchase 40,000 shares upon joining the Board, and each director will automatically be granted an option to purchase 20,000 shares on each anniversary date of such director's initial option grant.

Vesting

        All options issued under the Directors Plan will vest as to 50% of the shares on each of the first two anniversaries following the date of grant, provided that the optionee continues as a member of the Board or as a consultant to the Company.

Exercise Price

        The exercise price of all options granted under the Directors Plan will be the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Directors Plan may be paid as follows, to the extent approved by the Committee at the time of grant: (1) in cash or by check; (2) by surrender of shares of the Company's Common Stock owned by the Optionee for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due to or accrued by the Optionee for services rendered; (4) by a "same-day sale" commitment from the Optionee and a National Association of Securities Dealers, Inc. ("NASD") broker; (5) by a "margin" commitment from the Optionee and a NASD broker; or (6) by any combination of the foregoing. As of June 21, 2003, the closing price of our Common Stock was $0.76 per share.

Termination of Options

        Except as provided below, each option expires ten years after the date of grant. Options cease to vest if the Outside Director ceases to be a member of the Board or a consultant to the Company. If the Outside Director ceases to be a member of the Board or a consultant to the Company for any reason except death or disability, the option, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the date such Outside Director ceases to be a member of the Board or a consultant to the Company (the "Termination Date"), may be exercised by the Outside Director within seven months after the Termination Date, but in no event later than the expiration date of the option. If the Outside Director ceases to be a member of the Board or a consultant to the Company because of his or her death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), each option, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director or his or her legal representative within twelve months after the Termination Date, but in no event later than the expiration date of the option. If any option expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will be available for grant and purchase under other options subsequently granted under the Directors Plan.

Adjustment of Option Shares

        In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the Directors Plan, the number of shares of Common Stock subject to outstanding options under the Directors Plan and the exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

Assumption of Options by Successors

        In the event of:

  •
  a dissolution or liquidation of the Company;

  •
  a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options granted under the Directors Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

  •
  a merger in which the Company is the surviving corporation but after which the shareholders of the Company (other than any shareholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company;

  •
  the sale of substantially all of the assets of the Company, or

  •
  the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction,

then the vesting of all options granted pursuant to the Directors Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of the Directors Plan.

Restrictions on Shares

        The Company may reserve to itself or its assignee(s), in the option grant, a right to repurchase any or all unvested shares held by an Outside Director upon his or her termination of service with the Company for any reason at the Outside Director's original exercise price. Options granted under the Directors Plan are exercisable immediately, subject to the Company's right of repurchase.

Amendment and Termination of the Directors Plan

        The Board may at any time terminate or amend the Directors Plan but not the terms of any outstanding option; provided, however, that the Board shall not, without the approval of the shareholders of the Company, increase the total number of shares of Common Stock available for grant under the Directors Plan (except by adjustment in the event of stock dividend, stock split or the like) or change the class of persons eligible to receive options. In any case, no amendment to the Directors Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the optionee. Unless terminated earlier as provided in the Directors Plan, the Directors Plan will terminate in May 2006, ten years from the date the Directors Plan was adopted by the Board.

Outstanding Options Under the Directors Plan

        The following information about outstanding options under the Directors Plan is provided as of June 21, 2003. Six persons held options under the Directors Plan to purchase an aggregate of 195,000 shares of Common Stock with a weighted average exercise price of $1.76 per share, and there were 80,000 shares of Common Stock available for future grants under the Directors Plan, excluding the 250,000 shares that will be added to the Directors Plan if the proposed amendment to the Directors Plan is approved by our shareholders. The closing price of the Company's Common Stock on The Nasdaq Small Cap Market on June 20, 2003, the last trading day prior to the Record Date, was $0.76 per share. Over the term of the Directors Plan, as of June 21, 2003, the following current Outside Directors, have been granted options to purchase shares of Common Stock under the Directors Plan: William Henry Delevati, 35,000 shares; Sateesh Lele, 40,000 shares; William Shellooe, 30,000 shares; Shyam Rangole, 30,000 shares; Daniel Roberts, 30,000 shares; and Bernhard Woebker, 30,000 shares.

        None of the Company's current executive officers or employees have been granted options to purchase shares under the Directors Plan. Over the term of the Directors Plan, current directors, as a group, have been granted options to purchase an aggregate of 195,000 shares of Common Stock under the Directors Plan as of June 21, 2003. Except for those persons named above, no person has received in excess of 5% of the number of options granted under the Directors Plan.

        As the Company's Outside Directors are eligible to participate in the Directors Plan, they may have an interest in the proposed amendments approved by the Board on February 19, 2003 and on May 21, 2003 to increase the number of shares authorized for issuance under the Directors Plan, and to increase the size of the Succeeding Grants.

Future Options Under the Directors Plan

        Only Outside Directors are eligible to receive options under the Directors Plan. Each nominee for election as a director who is an Outside Director will receive options as described under "Award Formulas" above.

Federal Income Tax Information

        THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND DIRECTORS PARTICIPATING IN THE DIRECTORS PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY DIRECTOR WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH DIRECTOR HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE DIRECTORS PLAN.

        Options granted under the Directors Plan are nonqualified stock options ("NQSOs"). Any tax effects that accrue to foreign optionees as a result of participation in the Directors Plan are governed solely by the tax laws of the countries in which such optionees reside.

        Tax Treatment of the Optionee.    An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by the Company (by payment in cash). However, where the Company holds a right to repurchase shares issued upon exercise at the option exercise price if the optionee leaves the Company before the vesting schedule is satisfied, the shares will be treated as subject to a substantial risk of forfeiture for the duration of the vesting period, unless within thirty days after the exercise of the option the optionee elects to be taxed currently on the difference between fair market value on the date of exercise and the option exercise price. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

        The maximum tax rate applicable to ordinary income is 39.6%. Long term capital gain will be taxed at a maximum rate of 20%. For this purpose, to receive long term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses, and up to $3,000 of capital losses may be offset annually against ordinary income.

        Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

        Tax Treatment of the Company.    The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic director to the extent that the optionee recognizes ordinary income.

ERISA

        The Company believes that the Directors Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

New Plan Benefits

        Only Outside Directors are eligible to receive options under the Directors Plan. The following table shows, in the aggregate, the options that will be granted to Outside Directors under the Directors Plan in fiscal 2003 if the nominees in this Proxy Statement are elected and this Proposal 3 to amend the Directors Plan is approved by the shareholders. None of the director nominees is eligible to receive Initial Grants. Sateesh Lele received his Initial Grant in November of 2002. All of the director nominees are eligible to receive Succeeding Grants. Accordingly, if all director nominees are elected at the Meeting, the following benefits will be distributed under the Directors Plan in the remainder of fiscal 2003:

Name and Position	Exercise Price per Share	Number of Shares
All current directors and all director nominees, who are not employees of the Company or any parent, subsidiary or affiliate of the Company, as a group (6 persons)	Fair market value on date of grant	120,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following information is provided with respect to our equity compensation plans (including individual compensation arrangements) as of October 31, 2002. The following information does not include any of the 250,000 additional shares of our common stock that will be reserved under the Directors Plan if Proposal No. 3 is approved at the Meeting.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	4,201,025	$3.41	1,472,099
Equity Compensation plans not approved by security holders	—	—	—
Total:	4,201,025	$3.41	1,472,099

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of each class of the Company's capital stock as of June 21, 2003 by:

  •
  each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock (which includes certain securities exercisable for or convertible into Common Stock) or Series A Preferred Stock;

  •
  each of the Company's directors;

  •
  the Company's Chief Executive Officer and the Company's three other executive officers whose salary and bonus for fiscal 2002 was more than $100,000; and

  •
  all current directors and executive officers as a group.

        The percentage of beneficial ownership for the following table is based on 14,899,011 shares of Common Stock outstanding as of June 21, 2003 and 1,313,743 shares of Series A Preferred Stock outstanding as of June 21, 2003, respectively. Each share of Series A Preferred Stock is convertible, at the election of the holder, into two shares of Common Stock. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options or warrants or issuable upon conversion of outstanding Series A Preferred Stock that are currently exercisable or convertible within 60 days of June 21, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options, warrants or convertible securities for the purpose of computing the number and percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares of Common Stock Beneficially Owned			Shares of Preferred Stock Beneficially Owned
Name of Beneficial Owner
	Number		Percent	Number		Percent
5% Shareholders:
Vertex	4,009,428	(1)	21.89%	1,137,687	(2)	86.60%
Royce & Associates, LLC(3)	804,400		5.47	—		—
Joseph M. Cohen Family Limited Partnership(4)	528,168		3.42	176,056		13.40
Ajay Jain(5)	1,286,050		8.62	—		—
Executive Officers and Directors:
Nick Ordon(6)	603,611		3.91	—		—
Bernhard Woebker(7)	275,373		1.85	—		—
William Shellooe(8)	30,000		*	—		—
Lee McGrath(9)	135,267		*	—		—
Sateesh Lele(10)	30,000		*
William Henry Delevati(11)	20,000		*	—		—
Shyam Rangole(12)	15,000		*	—		—
Daniel Roberts(13)	25,000		*	—		—
All Current Directors and Executive Officers as a Group (9 persons)(14)	2,420,301		15.40	—		—

*
Represents less than 1%

(1)
Includes 100,000 shares of Common Stock owned directly by Vertex Investments International (I) Inc. ("VI"), 489,767 shares of Common Stock owned directly by Vertex Investments International (III) Inc. ("VI-3"), 6,600 shares of Common Stock owned directly by Vertex

  Management Pte. Ltd. ("VM"), 1,805,892 shares of Common Stock issuable upon conversion of Series A Preferred Stock issued in the Company's July 12, 1999 Series A Preferred Stock financing (the "Financing") owned by Vertex Technology Fund Ltd. (formerly Vertex Technology Fund Pte. Ltd. ("VTF")), 902,946 shares of Common Stock issuable upon exercise of Common Stock warrants issued in the Financing to VTF, 469,482 shares of Common Stock issuable upon conversion of Series A Preferred Stock issued in the Financing and owned by Vertex Technology Fund (II) Ltd. ("VTF II") and 234,741 shares of Common Stock issuable upon exercise of Common Stock warrants issued in the Financing to VTF II. VM, VI, VI-3, VTF and VTF II are indirectly controlled by Singapore Technologies Pte. Ltd. The address of VM, VI and VI-3 is 83 Science Park Drive, #01-01/02 The Curie, Singapore 118256. The address of VTF is 89 Science Park Drive, #02-09/12 The Rutherford, Singapore 118261. The foregoing information is based on the Schedule 13D dated July 23, 1999 filed by VTF, VTF II, VM, VI and VI-3 with the Securities and Exchange Commission.

(2)
Includes 902,946 shares of Series A Preferred Stock issued in the Financing owned by VTF, and 234,741 shares of Series A Preferred Stock issued in the Financing owned by VTF II. The address of VTF and VTF II is 89 Science Park Drive, #02-09/12 The Rutherford, Singapore 118261. The foregoing information is based on the Schedule 13D dated July 23, 1999 filed by VTF and VTF II with the Securities and Exchange Commission.

(3)
The information presented is based on the Schedule 13G/A dated February 6, 2003 filed by Royce & Associates, LLC with the Securities and Exchange Commission. The address of Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, NY 10019.

(4)
Shares of Common Stock beneficially owned includes 352,112 shares of Common Stock issuable upon conversion of Series A Preferred Stock issued in the Financing and 176,056 shares of Common Stock issuable upon exercise of a warrant issued in the Financing to the Joseph M. Cohen Family Limited Partnership. Shares of Preferred Stock beneficially owned reflects 176,056 shares of Series A Preferred Stock issued in the Financing to the Joseph M. Cohen Family Limited Partnership. The address of the Joseph M. Cohen Family Limited Partnership is 70 East 55th Street, 16th Floor, New York, New York, 10022.

(5)
Includes 1,264,800 shares of Common Stock issued to Mr. Jain in connection with the Company's acquisition of all of the outstanding shares of capital stock of Mokume Software, Inc., a privately held Delaware corporation ("Mokume") pursuant to that certain Agreement and Plan of Reorganization dated as of November 19, 2002 by and among the Company, Mokume, VM Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and the stockholders of Mokume (the "Mokume Merger Agreement"). Mr. Jain was President and Chief Executive Officer and a director of Mokume. All of the shares of the Company's common stock issued to Mr. Jain pursuant to the Mokume Merger Agreement are subject to vesting and repurchase restrictions, as provided in the Mokume Merger Agreement, a copy of which was filed as Exhibit 2.01 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2002. Mr. Jain is an executive officer and a director of the Company. The number of shares beneficially owned also includes 21,250 shares of common stock subject to options exercisable within 60 days of June 21, 2003.

(6)
Includes 548,611 shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Ordon is President and Chief Executive Officer of the Company.

(7)
Includes 25,000 shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Woebker is a director of the Company.

(8)
Includes 25,000 shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Shellooe was Senior Vice President, Worldwide Field Operations until May 31, 2002 and remained as an employee with the Company through December 31, 2002. He is currently a director of the Company.

(9)
Includes 132,839 shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. McGrath is Vice President, Finance and Administration and Chief Financial Officer and Secretary of the Company.

(10)
Represents 30,000 shares of Common Stock issued to Karin Lele, Mr. Lele's spouse, in connection with the Company's acquisition of all of the outstanding shares of capital stock of Mokume pursuant to the Mokume Merger Agreement. Mr. Lele was a director of Mokume. Fifty percent (50%) of the shares of the Company's common stock issued to Mrs. Lele are subject to repurchase restrictions, as provided in the Mokume Merger Agreement. Mr. Lele is a director of the Company.

(11)
Represents shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Delevati is a director of the Company.

(12)
Represents shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Rangole is a director of the Company.

(13)
Represents shares of Common Stock subject to options exercisable within 60 days of June 21, 2003. Mr. Roberts is a director of the Company.

(14)
Includes 812,700 shares of Common Stock subject to options exercisable within 60 days of June 21, 2003.

MANAGEMENT

        The names of the Company's current executive officers and certain information about them as of are set forth below:

Name of Executive Officer	Age	Position with the Company
Nick Ordon	55	President and Chief Executive Officer
Lee McGrath	41	Vice President, Finance and Administration, Chief Financial Officer and Secretary
Ajay Jain	35	President, Real-Time Solutions Business Unit

        Nick Ordon has served as President, Chief Executive Officer and a director of the Company since he joined the Company in January 1998. From July 1996 to December 1997, Mr. Ordon was Vice President and General Manager of Messaging at Lotus Development Corporation, a software development company and wholly-owned subsidiary of International Business Machines Corporation. From August 1994 to July 1996, he was Vice President and General Manager of the Commercial Business Unit of Lockheed Martin Corporation, an aerospace products company. From January 1993 to August 1994, Mr. Ordon served as General Manager, NetWare Operations with Hewlett-Packard Company. Mr. Ordon received both a Bachelor and Masters of Science degree in Aerospace Engineering from the University of Colorado in 1970 and 1971, respectively, and a Masters of Business Administration degree in Finance and Operations from Syracuse University in 1980.

        Lee McGrath has served as the Company's Vice President, Finance and Administration, Chief Financial Officer and Secretary since joining the Company in July 2000. From June 1999 to July 2000, he served as Director of Financial Planning and Analysis, Flat Panel Systems, for Philips Components, a division of Philips Electronics. From June 1997 to May 1999, Mr. McGrath served as Controller for Digital Link Corporation, a networking equipment company. From December 1988 to June 1997, he was with Measurex, a manufacturer of electronic control systems, where he served in a variety of financial management and controller positions, in both the company's U.S. and overseas offices. Mr. McGrath is a Chartered Certified Accountant and received a Masters of Business Administration degree from Pepperdine University in 1997.

        Ajay Jain has served as President of the Company's recently created Real-Time Solutions business unit since November 2002. Between December 2000 and November 2002, Mr. Jain was President and Chief Executive Officer of Mokume Software, a developer of planning and process management software for the manufacturing industry he co-founded and which the Company acquired in November 2002. Between January 2001 and February 2002, Mr. Jain also provided services as an independent consultant to Systems America, Inc., a privately held company involved in the enterprise application integration and e-business consulting sectors. Between August 1999 and November 2000, Mr. Jain was President and Chief Executive Officer of Qdecor.com, a 3D software company for home décor products, which was acquired by Design Labs in 2000. Between August 1997 and August 1999 Mr. Jain was Director, Worldwide Information Technology & Applications at Clarify Corporation, a customer relationship management software company which was acquired by Nortel Networks in 1999. From 1995 to 1997, Mr. Jain served as Senior Manager of Database Architecture Group at Netscape Communications. Prior to 1995, Mr. Jain worked in several engineering roles at Quantum Corporation and Cadence Design Systems. Mr. Jain holds a Masters degree in Business Administration from Santa Clara University, a Masters of Science degree in Computer and Information Science from Clarkson University and a Bachelors of Science degree in Mathematics and Economics from Delhi University, India.

Executive Compensation

        The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of the twelve months ended December 31, 1999 and 2000, the ten months ended October 31, 2001 and for the twelve months ended October 31, 2002 by Nick Ordon, the Company's President and Chief Executive Officer, and the Company's three other most highly compensated executive officers during fiscal 2002 (together, the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Securities Underlying Options (#)
Nick Ordon President and Chief Executive Officer	2002 2001 2000 1999	273,097 223,335 245,839 200,000	— — 50,000 245,000	1,814 1,512 1,814 1,814	50,000 15,000 75,000 150,000
Lee McGrath Vice President, Chief Financial Officer and Secretary	2002 2001 2000 1999	179,619 145,333 66,667 —	— — — —	558 300 213 —	45,000 45,000 70,000 —
William Shellooe(4) Senior Vice President, Worldwide Field Operations	2002 2001 2000 1999	11,174 141,667 38,686 —	55,656 145,186 40,314 —	4,674 3,036 759 —	15,000 8,000 135,000 —
Tom Miura(5) Senior Vice President, Chief Operating Officer	2002 2001 2000 1999	200,272 166,667 135,929 —	44,565 86,999 53,016 —	642 550 501 —	45,000 12,500 102,500 —

(1)
In August 2001, the Company changed its fiscal year end from December 31 to October 31. Amounts reported in the table for fiscal 2001 and 2002 represent compensation for the ten months ended October 31, 2001 and twelve months ending October 31, 2002, respectively. Amounts reported for 1999 and 2000 represent compensation for the twelve-month calendar year ending December 31 of those years.

(2)
Bonus amounts for 1999 and 2000 were generally paid at the beginning of the following year. Some bonus amounts for 1999 were, however, paid during that year. Bonuses in 1999 and 2000 were paid pursuant to a plan approved by the Compensation Committee. Amounts reported for Messrs. Shellooe and Miura for fiscal 2001 and 2002 represent commissions only; no bonuses were paid in fiscal 2001 or 2002.

(3)
All of the amounts identified in the column represent payment of life insurance premiums.

(4)
Mr. Shellooe was Senior Vice President, Worldwide Field Operations until May 31, 2002 and remained as an employee with the Company though December 31, 2002. He is currently a director of the company.

(5)
Mr. Miura was the Company's Chief Operating Officer until January 31, 2003, when his employment with the Company terminated.

Option Grants in Fiscal 2002

        The following table presents information concerning grants of stock options to the executive officers listed in the Summary Compensation Table above during fiscal 2002. In accordance with the rules of the Securities and Exchange Commission, the table presents the hypothetical gains or "option spreads" that would exist for the options as the end of their respective ten-year terms. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

        All of the options presented in the table below were granted pursuant to the Incentive Plan. These options are either incentive stock options or nonqualified stock options and generally vest and become exercisable with respect to 25% of the shares subject to the option on the nine-month anniversary of the date of grant and with respect to an additional 2.778% of these shares each month thereafter, subject to acceleration in some instances upon achievement of certain performance goals or changes in control of the Company. Options expire ten years from the date of grant. Options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board on the date of grant.

        The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price growth. The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 766,800 shares of Common Stock granted to employees during fiscal 2002.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002
Name			Exercise or Base Price Per Share	Expiration Date
					5%	10%
Nick Ordon(1)	50,000	6.52%	$1.60	2/27/12	$50,312	$127,499
William Shellooe(2)	15,000	1.96%	$0.61	7/15/12	5,754	14,583
Lee McGrath(1)	45,000	5.87%	$1.60	2/27/12	45,280	114,749
Tom Miura(1)	45,000	5.87%	$1.60	2/27/12	45,280	114,749

(1)
Under the terms approved by the Compensation Committee, Mr. Ordon's option for 50,000 shares, Mr. McGrath's option for 45,000 shares, and Mr. Miura's option for 45,000 shares each vested as to 25% of the shares on November 27, 2002 and monthly thereafter until vested in full. In connection with his termination of employment with the Company, Mr. Miura's options ceased vesting as of January 31, 2003.

(2)
Under the terms approved by the Compensation Committee, Mr. Shellooe's option for 15,000 shares vested as to 100% of the shares on December 31, 2002, the date of his termination.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

        None of the Named Executive Officers exercised any options for Company Common Stock during fiscal 2002. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held as of October 31, 2002 by each of the Named Executive Officers. Also presented are values of "in-the-money" options, which represent the positive difference between the exercise price of each outstanding stock option and $0.53, the closing price per share of the Company's Common Stock on October 31, 2002 on the Nasdaq National Market.

	Number of Securities Underlying Unexercised Options at October 31, 2002		Value of Unexercised In-the-Money Options at October 31, 2002
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Nick Ordon	525,000	50,000	—	—
Lee McGrath	87,270	72,730	—	—
William Shellooe	143,000	15,000	—	—
Tom Miura	92,914	67,086	—	—

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        The Company entered into an agreement on December 3, 1997 with Nick Ordon, its President and Chief Executive Officer, providing that: (i) Mr. Ordon would receive an annual salary of $200,000; (ii) Mr. Ordon would be eligible for a bonus of $125,000 at the end of his first year of employment with the Company based upon the achievement of certain goals and objectives and for an additional bonus of $25,000 if he exceeded those goals and objectives; (iii) Mr. Ordon would be granted an option to purchase 200,000 shares of the Company's Common Stock at a price of $6.5625 per share, which would vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48th of the shares for each full month that Mr. Ordon rendered services to the Company, such option to expire ten years from the date of grant; (iv) Mr. Ordon would be granted an option to purchase 25,000 shares of the Company's Common Stock at a price of $6.5625 per share, which would vest based upon the achievement of certain goals and objectives in two equal annual increments; (v) in the event the Company was acquired during the term of Mr. Ordon's employment, 50% of Mr. Ordon's unvested options outstanding on the date of acquisition would immediately vest; and (vi) Mr. Ordon would receive certain other employee benefits.

        The Company entered into a Separation Agreement on January 31, 2003 with Tom Miura, the Company's former Chief Operating Officer, providing that his last date of employment with the Company is January 31, 2003. The Separation Agreement provides that the Company will pay Mr. Miura his unpaid accrued salary through the date of termination plus $104,167 in severance pay payable in various installments through July 15, 2003. Under the Separation Agreement, Mr. Miura gave the Company a release and the Company engaged Mr. Miura to provide the Company with part-time consulting services for six months at the rate of $9,583.33 per month.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are William Henry Delevati, who has served in that capacity the entire fiscal year; and Daniel Roberts, who have served in this capacity since May 2002. The members of the Compensation Committee during fiscal 2002 had never been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

        This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act") by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

        Versant's Compensation Committee makes policy and decisions regarding compensation, including stock option grants, for the Company's executive officers, and oversees compensation policy for all other employees. During fiscal 2002, the members of the Compensation Committee were David Banks (until May 2002) and William Henry Delevati. Daniel Roberts was elected to the Compensation Committee on May 23, 2002 to replace Mr. Banks who did not stand for re-election to the Company's Board at the 2002 Annual Shareholder Meeting. All members of the Compensation Committee were outside directors who were not employees of the Company and had not been employees of the Company for at least the previous two years.

General Compensation Policy

        The Compensation Committee acts on behalf of the Board to establish the general compensation policy for Versant. The Compensation Committee reviews and establishes base salary levels and target bonuses for the Company's Chief Executive Officer and other executive officers each year. The Compensation Committee also administers the Incentive Plan and the Purchase Plan. The Compensation Committee has authorized the Company's CEO to grant stock options to non-executive employees, subject to certain limitations and criteria.

        The Compensation Committee's overall policy is to offer Versant's CEO and other executive officers competitive compensation. Each executive officer's compensation package is comprised of three elements:

            (i)  Base salary, which reflects individual performance and is designed to be competitive with salary levels for similar companies;

           (ii)  Incentive awards payable in cash, which awards are primarily based on the Company's profitability and secondarily on revenue, except that awards for executive officers in the sales and marketing area are typically commission-oriented and are based on the Company's revenue; and

          (iii)  Long-term stock-based incentive awards designed to align the interests of the Company's executive officers and the Company's shareholders.

        The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual's position with Versant and the base salary associated with that position, the size of comparable grants made to individuals in similar positions in the Company's industry, the individual's performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual at the discretion of the Compensation Committee.

        To assist the Compensation Committee in gauging comparable compensation, the Compensation Committee has used from time to time, and expects to continue to use from time to time, independent industry surveys and outside consultants.

Executive Officer Compensation

        The Company did not pay any bonuses (other than commissions) to executive officers in fiscal year 2002, due to the Company's limited cash reserves.

        Executive officer salaries were not increased in fiscal year 2002, except for Mr. McGrath's salary which was increased due to the Committee's conclusion that it was below market.

        In February 2002, the Committee reviewed the equity incentives of the Company's executive officers, and approved moderately sized additional option grants to maintain appropriate incentives for Company executive officers. Additionally, Mr. Shellooe was granted a small option later in the year in connection with the change of his status from full-time to part-time employee, and related reduced base compensation.

Chief Executive Officer Compensation

        The Compensation Committee intends to review annually the performance and compensation of the Company's President and Chief Executive Officer, Nick Ordon, and to use the criteria and procedures described above in setting his cash and equity compensation.

        Mr. Ordon has served as the Company's President, Chief Executive Officer and a director since January 5, 1998. The Compensation Committee reviews and establishes Mr. Ordon's base salary based on use of industry salary surveys and/or consultant reports, as and when it deems appropriate, and the Compensation Committee's assessment of his past performance and its expectations as to his future contribution in delivering the Company's long term goals and objectives. Mr. Ordon's base salary was maintained at $270,000 in fiscal 2002. Mr. Ordon did not have an incentive compensation goal in 2002, and was not paid any incentive compensation in 2002, due to the Company's limited cash reserves. In fiscal 2002 the Board granted Mr. Ordon an option to acquire an additional 50,000 shares of the Company's Common Stock at 100% of the fair market value of such stock as of such date. The grant was intended to continue to maintain the overall competitiveness of Mr. Ordon's compensation package and to strengthen the alignment of Mr. Ordon's interests with those of the Company's shareholders.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

        Versant intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2003. In any event, we do not expect cash compensation to any of our executive officers to exceed $1 million.

COMPENSATION COMMITTEE
William Henry Delevati Daniel Roberts

COMPANY STOCK PRICE PERFORMANCE

        The graph below compares the cumulative total return on Versant Corporation Common Stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index on December 31, 1996 and calculates the monthly return through October 31, 2002. The stock price performance on the following graph is not necessarily indicative of future stock performance.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	10/01	10/02
VERSANT CORPORATION	100.00	15.84	63.35	16.29	21.72	3.84
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	262.00	157.59	108.53	86.05
NASDAQ COMPUTER & DATA PROCESSING	100.00	178.39	392.12	180.55	121.96	99.72

        The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

REPORT OF THE AUDIT COMMITTEE

        This Report of the Audit Committee of the Company (the "Audit Committee") is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

        The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board. During fiscal year 2002 the members of the Audit Committee were William Henry Delevati, Shyam Rangole and Dan Roberts. The Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed, and has met and held discussions with management and the independent accountants regarding, the Company's audited financial statements for fiscal 2002. As part of this discussion management has confirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees). The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, including the representation of the Company's management with regard to the audited, consolidated financial statements, and the Audit Committee's review of the disclosures referenced in the preceding paragraph, the Company's audited consolidated financial statements and the report of the independent accountants thereon, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
William Henry Delevati Shyam Rangole Daniel Roberts

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Daniel Roberts has served as a director of the Company since July 2001. Since March 2000, he has been Executive Vice President of Business Operations and Chief Information Officer of the PMI Group Inc., (PMI) a private mortgage guaranty insurance company, and between December 1997 and March 2000 he was its Senior Vice President and Chief Information Officer. The Company entered into an agreement with PMI in October of 2002 for the resale of third-party products for which revenue of approximately $757,000 was recognized in December of 2002. The Company received a payment of $1,011,790.91 in October of 2002 from PMI in connection with this transaction.

        Except for compensation arrangements described where required above in this Proxy Statement, and the arrangement with PMI, since November 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's 2004 Annual Meeting of Shareholders, or "2004 Meeting" must be received by the Company at its principal executive offices by no later than October 21, 2003 (the "Deadline Date") in order to be included in the Company's proxy statement and form of proxy relating to that meeting. If a shareholder wishes to present a proposal directly at the 2004 Meeting (and not include it in the Company's proxy materials for that meeting) then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2004 Meeting may be voted by the Company's proxy holders in their discretion with respect to such proposal unless the Company receives written notice of the proposal by no later than the close of business on February 25, 2004 (the "Discretionary Deadline Date"). Even if such a shareholder proposal is timely received by the Discretionary Deadline Date, the Company retains discretion to vote proxies it receives on such proposal provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent of the proposal does not issue a proxy statement. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to, any proposal that does not comply with these and other applicable requirements.

        Although the Company has not yet determined the date on which its 2004 Meeting will be held, it currently expects that the date of the 2004 Meeting will be more than 30 days earlier than the date of this year's Meeting, and if that is the case, then the Deadline Date and Discretionary Deadline Date indicated in the preceding paragraph will be changed and advanced to earlier dates. Pursuant to SEC Rule 14a-5(f), the Company will provide shareholders with notice of any such change in the Deadline Date and Discretionary Deadline Date for the 2004 Meeting under a report subsequently filed by it with the SEC on Form 10-Q or other permitted filing.

INDEPENDENT AUDITORS; FEES PAID TO THE INDEPENDENT AUDITORS

        The public accounting firm of Grant Thornton LLP has been selected to serve as the Company's independent accountant to perform the audit of the Company's financial statements for the fiscal year ended October 31, 2003. Representatives of Grant Thornton LLP are expected to attend the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

        Effective June 23, 2003, we dismissed KPMG LLP as our independent accountants. The decision to dismiss KPMG LLP was approved by the audit committee of our board of directors on June 23, 2003. The report of KPMG LLP on our consolidated financial statements for the fiscal year ended

October 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP has only reported on our consolidated financial statements for the fiscal year ended October 31, 2002. In connection with the audit of our financial statements for the fiscal year ended October 31, 2002 and the subsequent interim periods preceding the dismissal, we had no disagreements with KPMG LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. We requested KPMG to furnish a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of that letter, dated June 24, 2003, indicating KPMG LLP's agreement with the foregoing, is filed as Exhibit 16 to our report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2003.

        Effective May 23, 2002, we dismissed Arthur Andersen LLP as our independent accountants. The decision to dismiss Arthur Andersen was approved by our audit committee and board of directors on May 23, 2002. The reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended December 31, 2000 and on the ten-month transition period ended October 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the year ended December 31, 2000, the ten-month transition period ended October 31, 2001 and the subsequent period preceding the dismissal, we had no disagreements with Arthur Andersen, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. We requested Arthur Andersen to furnish a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of that letter, dated May 2, 2002, indicating Arthur Andersen's agreement with the foregoing, is filed as Exhibit 16.01 to our report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2002.

Fees Paid to the Independent Auditors

  Audit Fees

        KPMG LLP billed the Company aggregate fees of $156,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for Q2 and Q3 in fiscal 2002.

        Arthur Andersen LLP billed the Company aggregate fees of $18,000 for professional services rendered for reviews of the financial statements included in the Company's quarterly report on Form 10-Q for the first quarter in fiscal 2002.

  Financial Information Systems Design and Implementation Fees

        KPMG LLP did not render any services relating to systems implementation projects in fiscal 2002 and did not bill the Company for any such services in fiscal 2002.

        Arthur Andersen, LLP did not render any services relating to systems implementation projects in fiscal 2002 and did not bill the Company for any such services in fiscal 2002.

  All Other Fees

        Arthur Andersen billed the Company $5,000 for review of the Company's Registration Statement on Form S-8 filed during fiscal 2002; $7,500 for review of the Company's report on Form 8-K filed in fiscal 2002; and $1,350 for services rendered related to cash and account reconcilement in UK, France, and Germany.

        KPMG LLP did not render any additional services.

        The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining both Arthur Andersen and KPMG's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during fiscal 2002, except that one year-end report on Form 5, reporting the grant of a stock option in 2002 was filed late by William Shellooe, a director of the Company, on April 22, 2003.

OTHER BUSINESS

        The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Versant Corporation (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  •
  monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

  •
  review and evaluate the independence and performance of the Company's independent auditors; and

  •
  facilitate communication among the Company's independent auditors, the Company's financial and senior management and the Board.

        The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II.    Membership

        All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.  Meetings

        Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a periodic basis in connection with their review of the Company's financial statements.

IV.    Responsibilities and Duties

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

        1.     Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

        2.     In connection with the Committee's review of the annual financial statements:

  •
  Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

  •
  Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        3.     In connection with the Committee's review of quarterly and/or annual financial statements, as applicable, the Committee or the Chairman of the Committee shall:

  •
  Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

  •
  Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

        4.     Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

        5.     Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

        6.     Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

        7.     Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

        8.     Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

        9.     Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

        10.   Review at a general level the independent auditors' audit plan.

        11.   Approve the fees and other significant compensation to be paid to the independent auditors. Pre-approve all permitted non-audit services to be provided by the independent auditors.

        12.   Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

        13.   Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

        14.   Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

        15.   Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

        16.   Perform any other activities required of the Committee by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate. Without limiting the foregoing, the Committee shall have the power to review the fairness of any proposed material transaction in which management or Board members have a conflict of interest.

PROXY

VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Nick Ordon and Lee McGrath, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the capital stock of Versant Corporation (the "Company") held of record by the undersigned on June 21, 2003, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 30, 2003, and at any adjournment or postponement thereof.

        This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made on the Proxy, the Proxy will be voted FOR the Board of Directors nominees, FOR Proposals No. 2 and No. 3 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

SEE RESERVE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE
/*\ FOLD AND DETACH HERE /*\

The Board of Directors unanimously recommends that you vote FOR the election of the eight nominees and FOR Proposals Nos. 2 and 3.	PLEASE MARK VOTES AS IN THIS EXAMPLE.	☒
1.	Election of Directors		FOR All Nominees ☐	WITHHOLD From All Nominees ☐
	Nominees:	01 Uday Bellary, 02 William Henry Delevati, 03 Ajay Jain, 04 Sateesh Lele, 05 Nick Ordon, 06 Shyam Rangole, 07 Daniel Roberts and 08 Bernhard Woebker
(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below).

2.	Approval of amendment to Articles of Incorporation to increase the number of authorized shares of Common Stock		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of amendments to Directors Stock Option Plan		☐	☐	☐

			MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.		☐

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Printed Name:	Signature:	Date:	, 2003

/*\ FOLD AND DETACH HERE /*\

QuickLinks

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
REPORT OF THE COMPENSATION COMMITTEE
COMPANY STOCK PRICE PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
INDEPENDENT AUDITORS; FEES PAID TO THE INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
EXHIBIT A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS